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                                                                    EXHIBIT 99.1

               SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA

     The following supplemental selected consolidated financial data should be read in conjunction with the "Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations" included as Exhibit 99.2 of this Current Report on Form 8-K dated June 19, 1998. The statement of income data for the years ended December 31, 1995, 1996 and 1997, and the balance sheet data at December 31, 1996 and 1997 are derived from the Supplemental Consolidated Financial Statements included in Exhibit 99.3 of this Current Report on Form 8-K dated June 19, 1998 which have been audited by Ernst & Young LLP, independent auditors. The statement of income data for the years ended December 31, 1993 and 1994 and the balance sheet data at December 31, 1993, 1994 and 1995 are derived from unaudited financial statements.

                                                       YEAR ENDED DECEMBER 31,
                                          -------------------------------------------------
                                           1993      1994      1995       1996       1997
                                          -------   -------   -------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues:
  Software licenses.....................  $ 5,092   $11,178   $24,162   $ 61,073   $139,798
  Services..............................    2,773     5,013    10,837     30,515     53,437
  Maintenance...........................      359     1,168     3,462      8,881     20,457
                                          -------   -------   -------   --------   --------
          Total revenues................    8,224    17,359    38,461    100,469    213,692
                                          -------   -------   -------   --------   --------
Costs and expenses:
  Cost of software licenses.............      151       366       390        260      2,744
  Cost of services and maintenance......    1,995     3,196     7,601     21,761     46,004
  Sales and marketing...................    1,791     4,780    10,487     35,182     73,526
  Research and development..............    1,689     3,644     8,503     21,886     52,741
  General and administrative............    1,325     2,188     5,286     10,425     21,810
  In-process research and development
     and acquisition costs(1)...........       --        --        --      1,133      9,306
                                          -------   -------   -------   --------   --------
          Total costs and expenses......    6,951    14,174    32,267     90,647    206,131
                                          -------   -------   -------   --------   --------
Operating income(1).....................    1,273     3,185     6,194      9,822      7,561
Other income (expense), net.............      (41)     (127)     (167)     1,681      3,353
                                          -------   -------   -------   --------   --------
Income before income taxes..............    1,232     3,058     6,027     11,503     10,914
Provision for income taxes..............      483     1,306     2,054      4,705      6,916
                                          -------   -------   -------   --------   --------
Net income..............................  $   749   $ 1,752   $ 3,973   $  6,798   $  3,998
                                          =======   =======   =======   ========   ========
Net income per share(1)(2)..............  $  0.02   $  0.04   $  0.09   $   0.12   $   0.06
Net income per share, assuming
  dilution(1)(2)........................  $  0.02   $  0.03   $  0.07   $   0.10   $   0.06
Shares used in computing net income per
  share(1)(2)...........................   40,866    41,940    43,538     58,000     62,652
Shares used in computing net income per
  share, assuming dilution(1)(2)........   48,938    53,178    58,752     65,974     70,932

                                                            DECEMBER 31,
                                          -------------------------------------------------
                                           1993      1994      1995       1996       1997
                                          -------   -------   -------   --------   --------
                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.........................  $   139   $ 1,814   $ 7,408   $ 64,028   $161,559
Total assets............................    4,687    11,366    28,251    111,789    250,263
Total stockholders' equity..............      846     2,598    10,378     75,214    183,760

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(1)  InterTrans Logistics Solutions Limited ("ITLS") purchased a software product from Strategic Decision Systems in 1996, and $1.1 million of the purchase price was recorded as in-process research and development and expensed during 1996.

     During 1997, the Company incurred approximately $9.3 million in certain acquisition-related expenses in connection with the business combinations involving Optimax Systems Corporation, Think Systems Corporation, the Operations Planning Group of Computer Sciences Corporation and M-Star Systems Limited, of which $4.6 million represents the write-off of in-process research and development. The remaining costs include, among other things, investment banking, legal and accounting fees and expenses. The acquisition-related expenses resulted in a one-time charge to the Company's operating results.

(2) All references in this table to the number of shares and income per share amounts have been adjusted on a retroactive basis to reflect the two-for-one stock split declared by the Company's Board of Directors effective June 2, 1998 and the Company's acquisition of ITLS.

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